1Q23 Results Presentation May 4, 2023 Exhibit 99

Forward-looking statements Some of the statements contained in this presentation may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, positioning, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include but are not limited to: (1) the continued course and severity of the COVID-19 pandemic, and its direct and indirect impacts (2) general economic conditions and real estate market conditions, such as a possible recession, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitizations and (6) changes in federal government fiscal and monetary policies and (7) the continued conflict in Ukraine. For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ''Risk Factors" previously disclosed in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

1Q23 Highlights Production& Loan Portfolio Earnings Financing & Capital Net income of $10.6 million and diluted earnings per share (EPS) of $0.31, compared to $3.1 million and $0.09 per share, respectively, for 1Q22 Core net income(1) of $11.4 million and core diluted EPS(1) of $0.33, compared to $12.4 million and $0.36 per share, respectively, for 1Q22 NPL recovery rate of 103.5% of UPB resolved, compared to 104.8% for 1Q22 Weighted average portfolio yield reached 8.00% for 1Q23, a 24 bps increase from 7.76% for 1Q22 Loan production in 1Q23 totaled $217.0 million in UPB, a decrease of 62.7% from $581.4 million in UPB for 1Q22 Total loan portfolio of $3.6 billion in UPB as of March 31, 2023, an increase of 25.0% from March 31, 2022 Nonperforming loans as a percentage of total HFI loans was 8.7% as of March 31, 2023, a decrease from 9.8% as of March 31, 2022 VCC 2023-1 securitization in January totaling $198.7 million of securities issued Liquidity(2) of $45.3 million as of March 31, 2023 Total warehouse line capacity was $831.8 million as of March 31, 2023 Subsequent to Quarter End: Completed the issuance of the VCC 2023-1R totaling $64.8 million of securities issued, collateralized by retained tranches from previous VCC securitizations (1) “Core net income” is a non-GAAP measure which excludes non-recurring and/or unusual activities from GAAP net income. (2) Liquidity includes unrestricted cash and cash equivalents of $39.4 million and available liquidity in unfinanced loans of $5.9 million.

Core Income and Book Value Per Share Core Income(1) Book Value Per Share(2) Core net income totaled $11.4 million in 1Q23, a decrease of 8.3% from 1Q22 Core adjustment include equity incentive compensation expenses and costs related to the Company’s employee stock purchase plan (ESPP) Book value per share as of March 31, 2023, was $12.18(4), compared to $11.89(3) as of December 31, 2022 Equity award & ESPP costs $728 (1) “Core net income” is a non-GAAP measure which excludes non-recurring and/or unusual activities from GAAP net income. (2) Book value per share is the ratio of total equity divided by total shares outstanding. Total equity included non-controlling interest of $3.62 million as of March 31, 2023, and $3.69 million as of December 31, 2022. (3) Based on 31,955,730 common shares outstanding as of December 31, 2022 and excludes unvested shares of common stock authorized for incentive compensation totaling 494,139. (4) Based on 32,111,906 common shares outstanding as of March 31, 2023 and excludes unvested shares of common stock authorized for incentive compensation totaling 490,526. GAAP Net Income $10,649 (3) (4) Core Net Income $11,377

Economic Value of Equity

Fair Value Election to Capture Embedded Economic Value of Equity Over Time

- Prior to October 1, 2023, we elected to carry our retained interests in securitizations at amortized cost
- Recent M&A precedents for business purpose lenders demonstrate significant platform/franchise values that investors are ascribing to businesses like Velocity Financial
  - These transactions have demonstrated platform values of ~10%+ of annual originations run rate

Economic Value of Equity (Non-GAAP)



Platform Value
$100,000 - $125,000
$2.94 - $3.67
Embedded Gain in Securitized Portfolio(1)
253,713
$7.45
Fully Diluted Value of Equity(2)
402,147
$11.81
$755,860 - $780,860
$22.20 - $22.93 EVPS(3)
(4)
Fully Diluted Value of Equity
Embedded gain - securitized portfolio
Platform value

The graph reflects our estimate of economic value of equity by adding the net present value of expected future gains embedded in the amortized cost portfolio and the value of our unique origination platform

(1) Embedded gain in securitized portfolio assumes a 10% discount rate of projected securitization earnings and is net of $60,414,613 of deferred loan origination costs and securitization deal costs

(2) Fully Diluted Value of Equity assumes 3/31/2023 GAAP Book Value of Stockholders' Equity of $391.2MM + $10.9MM from pro forma exercise of all warrants.

(3) Economic Value of Equity per Share ("EVPS") calculated using 34,052,416 weighted average shares outstanding assuming dilution impact based on Velocity's average stock price for 1Q 2023.

(4) Recent M&A precedents for business purpose lenders demonstrate significant platform/franchise values that investors are ascribing to businesses like Velocity Financial. These transactions have demonstrated platform values of ~10%+ of annual origination run rate.

5

Loan Production 1Q23 production reflects management’s decision to strategically reduce production volume Loan production in 1Q23 totaled $217.0 million in UPB, a 21.9% decrease from $277.8 million in UPB for 4Q22 and a 62.7% decrease from $581.4 million in UPB for 1Q22 The WAC(1) on 1Q23 HFI loan production was 11.1%, an increase of 74 bps from 4Q22 and 479 bps from 1Q22 Loan Production Volume ($ of UPB in millions) Strategic Decision to Reduce Production in 1Q23; Improvement During Quarter Units Average loan balance (1) Weighted Average Coupon WAC(1)

Loan Portfolio by Property Type The total loan portfolio was $3.6 billion in UPB as of March 31, 2023, a 2.4% increase from $3.5 billion in UPB as of December 31, 2022, and 25.0% from $2.9 billion as of March 31, 2022 Driven by growth in loans collateralized by Investor 1-4 Rental and Multifamily properties Loan prepayments totaled $86.9 million, a 3.1% Q/Q increase, and a 37.3% decrease Y/Y The WAC(1) of the portfolio was 8.15% as of March 31, 2023, 7.95% as of December 31, 2022, and 7.50% as of March 31, 2022 The UPB of FVO loans was $436.6 million, or 12.2% of total HFI loans, as of March 31, 2023, an increase from $268.6 million in UPB, or 7.65% as of December 31, 2022 Loan Portfolio (UPB in millions) (1) Weighted Average Coupon (2) $ in thousands. Portfolio Growth Driven by Investor 1-4 Rental and Multifamily Collateralized Loans

1Q23 Asset Resolution Activity Resolution Activity Total NPL and REO resolution activities in 1Q23 totaled $38.7 million in UPB and realized net gains of $1.3 million, or 103.5% of UPB resolved, compared to $25.3 million in UPB and net gains of $0.6 million, or 102.3% of UPB resolved in 4Q22, and $37.4 million and $1.8 million, or 104.8% of UPB resolved in 1Q22 1Q23 NPL resolutions represented 13.2% of nonperforming loan UPB as of December 31, 2022 UPB of loans resolved in 1Q23 were in-line the recent five quarter resolution average of $39.4 million NPL Loan UPB Resolutions In-line With Five-Quarter Average; Net Gains Increase Q/Q

Portfolio Net Interest Income & NIM(1) Portfolio Yield and Cost of Funds Portfolio Related Portfolio NIM(1) in 1Q23 was 3.23%, an increase of 39 bps from 2.84% in 4Q22, and a decrease of 102 bps from 4.25% in 1Q22 Portfolio Yield: Increased 49 bps from 4Q22 driven primarily by: Growth in the weighted average portfolio yield, driven by higher loan coupons Increased realization of delinquent/default and past due contractual interest, driven by higher NPL resolutions Cost of Funds: Increased 10 bps from 4Q22 resulting from higher warehouse and securitizations costs. Quarter-Over-Quarter Portfolio NIM Growth In-line With Expectations Net Interest Margin (1) Net Interest Income and Net Interest Margin related to the loan portfolio only; excludes corporate debt. Portfolio Related ($ in millions)

Nonperforming Loans(1) Nonperforming loans as a percentage of total HFI loans was 8.7% as of March 31, 2023, a slight increase from 8.3% as of December 31, 2022, and a decrease from 9.8% as of March 31, 2022 In line with management’s expectations Expect gains on NPL resolutions to be in line with historical averages $ UPB in millions Loan Investment Portfolio Performance (1) For additional detail, please see page 18 in the Appendix of this presentation. Nonperforming Loan Rate Higher; Mitigation Through Improved Resolution Activity

The reserve balance was $5.0 million as of March 31, 2023, an 3.1% increase from $4.9 million as of December 31, 2022, and a 8.2% increase from $4.7 million as of March 31, 2022 The Q/Q increase resulted from a modest increase in the reserve’s macroeconomic component, partially offset by run-off of the amortized cost HFI loan portfolio. Loans carried at fair value are not subject to a CECL reserve. Velocity’s CECL reserve rate on eligible (non-”FVO”) HFI portfolio increased 1 bp Q/Q to 0.16% Charge-offs in 1Q23 totaled $484.2 thousand, compared to $0.0 in 4Q22, and $328.1 thousand in 1Q22 CECL Reserve and Charge-Offs Loan Loss Reserve Modest Reserve Increase Based on Macroeconomic Factors Charge-offs (1) Amortized cost (2) Reflects the annualized quarterly charge-offs to average nonperforming loans for the period. $ in thousands (2) Quarterly Periods At Period End (1)

Durable Funding and Liquidity Strategy One Securitization Issued in 1Q23(1); Significant Reserves and Warehouse Capacity Outstanding Debt Balances(2) ($ in Millions) (1) Through March 31, 2023. (2) Debt balances are net of issuance costs and discounts as reported in the consolidated balance sheet. (3) Represents the remaining balance of securitization outstanding net of issuance costs, discounts and fair value marks as of period end. (4) As of 3/31/23, five of six warehouse lines have non-mark-to-market features and staggered maturities Non-Recourse Debt Recourse Debt (3) Cash reserves and unfinanced collateral of $45.3 million as of March 31, 2023 Improved market conditions have reduced volatility and expanded options for additional sources of liquidity Available warehouse line capacity of $532.9 million as of March 31, 2023 Recourse debt to equity was 1.3X as of March 31, 2023, compared to 1.4X as of December 31, 2022, resulting from decreased warehouse line utilization Outstanding debt was $3.4 billion as of March 31, 2023, a Q/Q net increase of $83.9 million driven by the addition of the VCC 2023-1 securitization No maturities of long-term debt until 2027 (4)

Macroeconomic and geopolitical risks increasing Rising foreclosure volume expected as employment contracts and the economy slows Credit box to remain tighter as we monitor economic activity and loan performance Possible pause from Federal Reserve, while market forecasts lower future rates Underlying value of small commercial and residential properties remains well-supported Gains on resolution activities to continue Outlook for Velocity’s Key Business Drivers MARKET CREDIT CAPITAL Next securitization on target for mid- 2Q23 Modest market improvement evident in the successful completion of our VCC 2023-1R transaction Continuing to assess market opportunities to further diversity of our capital structure Improving Outlook for Capital Markets and Growth Increased loan coupons and higher origination volumes expected to further improve yields Continuing to assess strategic opportunities EARNINGS

Appendix

Velocity Financial, Inc. Balance Sheet

Velocity Financial, Inc. Income Statement (Quarter)

HFI Portfolio Delinquency Trends

Loan Portfolio Rollforward Total Loan Portfolio UPB Rollforward (UPB in millions) $(101.9) $(10.5) $(20.8) $217.0

HFI Loan Portfolio Portfolio by Property Type (100% = $3.58 billion UPB)(1) (1) As of March 31, 2023 Portfolio by State

Adjusted Financial Metric Reconciliation: Adjusted Financial Metric Reconciliation to GAAP Net Income Quarter: